AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON DECEMBER 30, 2019.

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

(Amendment No. 1)

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

EXCELLERANT, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction of incorporation)

8000

(Primary Standard Industrial Classification Code Number)

98-1497791

(IRS Employer Identification No.)

302Yayun Ave, Panyu,

Guangzhou, Guangdong 510000, China.

+17027769823

excellerantinc@yahoo.com

(Address and telephone number of principal executive offices)

Incorp Services, Inc

3773 Howard Hughes Parkway Suite 500 S

Las Vegas, NV 89169-6014

+1 (702) 866-2500

(Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [  ]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company.

Large accelerated filer [ ]	Accelerated Filer [ ]
Non-accelerated filer [ ]	Smaller reporting company [X]
(Do not check if a smaller reporting company)	Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act [X]

Indicate by check mark whether the registrant is a shell company (as defined in Rule 12b-2 of the Exchange Act). Yes [X]  No [  ]

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be registered	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price	Amount fee(1)
Common Stock	10,000,000	$0.01	$100,000	$12.98

(1)This is an initial offering and no current trading market exists for our common stock.

(2)Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such section 8(a), may determine.

PROSPECTUS

THE INFORMATION IN THIS PROSPECTUS MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED. THERE IS NO MINIMUM PURCHASE REQUIREMENT FOR THE OFFERING TO PROCEED

Excellerant, Inc.

10,000,000 SHARES OF COMMON STOCK

$0.01 PER SHARE

This is the initial offering of common stock of Excellerant, Inc. and no public market currently exists for the securities being offered. We are registering for sale a total of 10,000,000 shares of common stock at a fixed price of $0.01 per share to the general public in best efforts offering. We estimate our total offering registration costs to be approximately $10,000. We will have to sell 50% of the offering shares to implement our plan of operations. The offering is being conducted on a self-underwritten, best efforts basis, which means our President, Lasha Morbedadze, will attempt to sell the shares. We are making this offering without the involvement of underwriters or broker-dealers.

This Prospectus will permit our President to sell the shares directly to the public, with no commission or other remuneration payable to him for any shares he may sell. Mr. Morbedadze will sell all the shares registered herein. In offering the securities on our behalf, he will rely on the safe harbor from broker-dealer registration set out in Rule 3a4-1 under the Securities and Exchange Act of 1934. The shares will be offered at a fixed price of $0.01 per share for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 10,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Excellerant, Inc. is a start-up company and has had limited operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital to commence operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

SEE “RISK FACTORS” FOR A DISCUSSION OF CERTAIN INFORMATION THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE COMMON STOCK OFFERED HEREBY.

There has been no market for our securities and a public market may never develop, or, if any market does develop, it may not be sustained. Our common stock is not traded on any exchange or on the over-the-counter market. After the effective date of the registration statement relating to this prospectus, we hope to have a market maker file an application with the Financial Industry Regulatory Authority (“FINRA”) for our common stock to be eligible for trading on the Over-the-Counter Bulletin Board. To be eligible for quotation, issuers must remain current in their quarterly and annual filings with the SEC. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Bulletin Board. We do not yet have a market maker who has agreed to file such application. There can be no assurance that our common stock will ever be quoted on a stock exchange or a quotation service or that any market for our stock will develop.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act (“JOBS Act”).

THE PURCHASE OF THE SECURITIES OFFERED THROUGH THIS PROSPECTUS INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY READ AND CONSIDER THE SECTION OF THIS PROSPECTUS ENTITLED “RISK FACTORS” ON PAGES 7 BEFORE BUYING ANY SHARES OF EXCELLERANT, INC.’S COMMON STOCK.

NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

	Offering Price Per Share	Total Amount of Offering	Underwriting Commissions	To Us

Common Stock	$0.01	$100,000	$0	$100,000

Subject to Completion, Dated December 30, 2019

v

EXCELLERANT, INC.

302Yayun Ave, Panyu,

Guangzhou, Guangdong 510000, China.

SUMMARY OF PROSPECTUS

You should read the following summary together with the more detailed business information, financial statements and related notes that appear elsewhere in this prospectus. In this prospectus, unless the context otherwise denotes, references to “we,” “us,” “our” and are to Excellerant, Inc.

GENERAL INFORMATION ABOUT OUR COMPANY

Excellerant, Inc. was incorporated in the State of Nevada on May 30, 2019. Our company is planning to offer a broad range of health advisory and tour services: consulting services in the field of traditional and alternative medicine and medical technologies in China; helping our customers to choose a clinic for treatment; consulting customers and helping them to arrange the itinerary, by building a route, which includes clinics, hospitals and other medical institution; providing guide services to our potential clients. We also provide them with information concerning transportation, the cost of it, how it operates and what are the best medical institutions. We are going to provide our services both to legal entities and individuals.

We intend to use the net proceeds from this offering to develop our business operations (See “Description of Business” and “Use of Proceeds”). To implement our plan of operations we require a minimum of $50,000 for the next twelve months as described in our Plan of Operations. We have to sell minimum 50% of the offering shares to obtain our required minimum ($50,000) of net offering proceeds taking into account the anticipated $10,000 costs of the offering. There is no assurance that we will generate additional revenue in the first 12 months after completion of our offering or ever generate more revenue.

Being a development stage company, we have a very limited operating history. If we do not generate additional revenue, we may need a minimum of $10,000 of additional funding to pay for ongoing SEC filing requirements. We do not currently have any arrangements for additional financing. Our principal executive offices are located at 302 Yayun Ave, Panyu, Guangzhou, Guangdong 510000, China. Our phone +17027769823

From inception until the date of this filing, we have had limited operating activities. Our financial statements from inception through September 30, 2019 reports $nil cash and a net loss of $11,023. Our independent registered public accounting firm has issued an audit opinion that includes a statement expressing substantial doubt as to our company’s ability to continue as a going concern.

Currently, we have only one employee who is also our sole officer and director.

Our President, Lasha Morbedadze will offer shares of our common stock to his friends, family members and business associates.

As of the date of this prospectus, there is no public trading market for our common stock and no assurance that a trading market for our securities will ever develop.

THE OFFERING

The Issuer:	EXCELLERANT, INC.

Securities Being Offered:	10,000,000 shares of common stock.

Price Per Share:	$0.01

Duration of the Offering:

The shares will be offered for a period of two hundred and forty (240) days from the effective date of this prospectus. The offering shall terminate on the earlier of (i) when the offering period ends (240 days from the effective date of this prospectus), (ii) the date when the sale of all 10,000,000 shares is completed, (iii) when the Board of Directors decides that it is in the best interest of the Company to terminate the offering prior the completion of the sale of all 10,000,000 shares registered under the Registration Statement of which this Prospectus is part.

Gross Proceeds	$100,000

Securities Issued and Outstanding:

There are 3,000,000 shares of common stock issued and outstanding as of the date of this prospectus, held by our sole officer and director, Lasha Morbedadze.

If we are successful at selling all the shares in this offering, we will have 13,000,000 shares issued and outstanding.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs to be approximately $10,000.

Risk Factors	See “Risk Factors” and the other information in this prospectus for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

Our officer, director, control person and/or affiliates do not intend to purchase any shares in this offering.

Selected Financial Data

The Following financial information summarises the more complete historical financial information at the end of this prospectus. The total Expenses are composed of incorporation and banking Costs.

As of September 30, 2019
Balance Sheet
Total Assets	$-
Total Liabilities	$10,723
Stockholders Deficit	$(10,723)

September 30, 2019
Income Statement
Revenue	$-
Total Expenses	$11,023
Net Loss	$(11,023)

RISK FACTORS

AN INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE RISKS DESCRIBED BELOW AND THE OTHER INFORMATION IN THIS PROSPECTUS BEFORE INVESTING IN OUR COMMON STOCK. IF ANY OF THE FOLLOWING RISKS OCCUR, OUR BUSINESS, OPERATING RESULTS AND FINANCIAL CONDITION COULD BE SERIOUSLY HARMED. THE TRADING PRICE OF OUR COMMON STOCK, WHEN AND IF WE TRADE AT A LATER DATE, COULD DECLINE DUE TO ANY OF THESE RISKS, AND YOU MAY LOSE ALL OR PART OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

BECAUSE WE HAVE A LIMITED OPERATING HISTORY, HAVE YET TO ATTAIN PROFITABLE OPERATIONS AND WILL NEED ADDITIONAL FINANCING TO FUND OUR BUSINESSES, THERE IS DOUBT ABOUT OUR ABILITY TO CONTINUE AS A GOING CONCERN

Our financial statements for the period from May 30,2019 (inception) to September 30, 2019 have been prepared assuming that we will continue as a going concern. This means that there is substantial doubt that we can continue as an ongoing business for the next twelve months. The financial statements do not include any adjustments that might result from the uncertainty about our ability to continue in business. As such we may have to cease operations and you could lose your investment.

WE MAY CONTINUE TO LOSE MONEY, AND IF WE DO NOT ACHIEVE PROFITABILITY, WE MAY NOT BE ABLE TO CONTINUE OUR BUSINESS.

We are a company with limited operations and have incurred expenses and losses. In addition, we expect to continue to incur significant operating expenses. As a result, we will need to generate significant revenues to achieve profitability, which may not occur. We expect our operating expenses to increase as a result of our planned expansion. Even if we do achieve profitability, we may be unable to sustain or increase profitability on a quarterly or annual basis in the future. We expect to have quarter-to-quarter fluctuations in revenues, expenses, losses and cash flow, some of which could be significant. Results of operations will depend upon numerous factors, some beyond our control, including regulatory actions, market acceptance of our products and services, new products and service introductions, and competition.

WE ARE SOLELY DEPENDENT UPON THE FUNDS TO BE RAISED IN THIS OFFERING TO START OUR BUSINESS, THE PROCEEDS OF WHICH MAY BE INSUFFICIENT TO ACHIEVE SIGNIFICANT REVENUES AND PROFITABLE OPERATIONS. WE MAY NEED TO OBTAIN ADDITIONAL FINANCING WHICH MAY NOT BE AVAILABLE.

Our current operating funds are less than necessary to complete our intended operations. We need the proceeds from this offering to start our operations as described in the “Plan of Operation” section of this prospectus. As of September 30, 2019, we had cash in the amount of $nil and a net loss of $11,023. As of today, we have not generated any revenue. The proceeds of this offering may not be sufficient for us to achieve profitable operations. We need additional funds to achieve a sustainable sales level where ongoing operations can be funded out of revenues. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

We require minimum funding of approximately $50,000 to conduct our proposed operations for a period of one year. If we are not able to raise this amount, or if we experience a shortage of funds prior to funding we may utilize funds from Lasha Morbedadze, our sole officer and director, who has agreed to advance funds to allow us to pay for professional fees, including fees payable in connection with the filing of this registration statement and operation expenses.  The loan may not exceed $25,000. Loan agreement is filled as Exhibit 10.1 to this Registration Statement. After one year we may need additional financing. We do not currently have any arrangements for additional financing.

If we are successful in raising the funds from this offering, we plan to commence activities to continue our operations. We cannot provide investors with any assurance that we will be able to raise sufficient funds to continue our business plan according to our plan of operations.

WE ARE A DEVELOPMENT STAGE COMPANY AND HAVE COMMENCED LIMITED OPERATIONS IN OUR BUSINESS. WE EXPECT TO INCUR SIGNIFICANT OPERATING LOSSES FOR THE FORESEEABLE FUTURE.

We were incorporated on May 30,2019, and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. We anticipate that we will incur increased operating expenses without realizing substantial revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful, and it is doubtful that we will generate any substantial revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

WE HAVE LIMITED SALES AND MARKETING EXPERIENCE, WHICH INCREASES THE RISK THAT OUR BUSINESS WILL FAIL.

We have no sufficient experience in the marketing of travel consulting service and medical advisory, have only nominal sales and marketing experience. Our future success will depend, among other factors, upon whether our services can be sold at a profitable price and the extent to which consumers acquire, adopt, and continue to use them. There can be no assurance that our travel medical consulting service will gain wide acceptance in its targeted markets or that we will be able to effectively market our services.

WE ARE IN A COMPETITIVE MARKET WHICH COULD IMPACT OUR ABILITY TO GAIN MARKET SHARE WHICH COULD HARM OUR FINANCIAL PERFORMANCE.

The business of niche of travel medical consulting service is very competitive. Barriers to entry are relatively low, and we face competitive pressures from companies anxious to join this niche. There are a number of successful travel medical consulting service providers operated by proven companies that offer similar niche services, which may prevent us from gaining enough market share to become successful.  These competitors have existing customers that may form a large part of our targeted client base, and such clients may be hesitant to switch over from already established competitors to our service.  If we cannot gain enough market share, our business and our financial performance will be adversely affected.

SOME OF OUR COMPETITORS MAY BE ABLE TO USE THEIR FINANCIAL STRENGTH TO DOMINATE THE MARKET, WHICH MAY AFFECT OUR ABILITY TO GENERATE REVENUES.

Some of our competitors may be much larger companies than us and very well capitalized. They could choose to use their greater resources to finance their continued participation and penetration of this market, which may impede our ability to generate sufficient revenue to cover our costs. Their better financial resources could allow them to significantly out spend us on research and development, as well as marketing and production. We might not be able to maintain our ability to compete in this circumstance.

WE CANNOT GUARANTEE FUTURE CUSTOMERS. EVEN IF WE OBTAIN CUSTOMERS, THERE IS NO ASSURANCE THAT WE WILL BE ABLE TO GENERATE A PROFIT. IF THAT OCCURS WE WILL HAVE TO CEASE OPERATIONS.

We have not identified any customers and we cannot guarantee that we will be able to attract future customers. Even if we obtain new customers for our service, there is no guarantee that we will make a profit. If we are unable to attract enough customers to operate profitably, we will have to suspend or cease operations.

BECAUSE WE ARE SMALL AND DO NOT HAVE MUCH CAPITAL, OUR MARKETING CAMPAIGN MAY NOT BE ENOUGH TO ATTRACT SUFFICIENT NUMBER OF CUSTOMERS TO OPERATE PROFITABLY. IF WE DO NOT MAKE A PROFIT, WE WILL SUSPEND OR CEASE OPERATIONS.

Due to the fact we are small and do not have much capital, we must limit our marketing activities and may not be able to make our services known to potential customers. Because we will be limiting our marketing activities, we may not be able to attract enough customers to operate profitably. If we cannot operate profitably, we may have to suspend or cease operations.

WE DEPEND TO A SIGNIFICANT EXTENT ON CERTAIN KEY PERSON, THE LOSS OF WHOM MAY MATERIALLY AND ADVERSELY AFFECT OUR COMPANY.

Currently, we have only one employee who is also our sole officer and director. We depend entirely on Mr. Morbedadze for all of our operations. The loss of Lasha Morbedadze would have a substantial negative effect on our company and may cause our business to fail. The loss of Lasha Morbedadze services could prevent us from completing the development of our plan of operation and our business. In the event of the loss of services of such personnel, no assurance can be given that we will be able to obtain the services of adequate replacement personnel.

BECAUSE OUR SOLE OFFICER AND DIRECTOR WILL ONLY BE DEVOTING LIMITED TIME TO OUR OPERATIONS, OUR OPERATIONS MAY BE SPORADIC WHICH MAY RESULT IN PERIODIC INTERRUPTIONS OR SUSPENSIONS OF OPERATIONS. THIS ACTIVITY COULD PREVENT US FROM ATTRACTING ENOUGH CUSTOMERS AND RESULT IN A LACK OF REVENUES WHICH MAY CAUSE US TO CEASE OPERATIONS.

Mr. Morbedadze, our sole officer and director will only be devoting limited time to our operations. He will be devoting approximately 20 hours a week to our operations. Because our sole office and director will only be devoting limited time to our operations, our operations may be sporadic and occur at times which are convenient to him. As a result, operations may be periodically interrupted or suspended which could result in a lack of revenues and a possible cessation of operations.

OUR SOLE OFFICER AND DIRECTOR HAS NO EXPERIENCE MANAGING A PUBLIC COMPANY WHICH IS REQUIRED TO ESTABLISH AND MAINTAIN DISCLOSURE CONTROL AND PROCEDURES AND INTERNAL CONTROL OVER FINANCIAL REPORTING.

We have never operated as a public company. Lasha Morbedadze, our sole officer and director has no experience managing a public company which is required to establish and maintain disclosure controls and procedures and internal control over financial reporting. As a result, we may not be able to operate successfully as a public company, even if our operations are successful. We plan to comply with all of the various rules and regulations, which are required for a public company that is reporting company with the Securities and Exchange Commission. However, if we cannot operate successfully as a public company, your investment may be materially adversely affected.

BECAUSE THE COMPANY’S HEADQUARTER AND ASSETS ARE PRIMARILY LOCATED OUTSIDE THE UNITED STATES INVESTORS MAY EXPERIENCE DIFFICULTIES IN ATTEMPTING TO EFFECT SERVICE OF PROCESS AND TO ENFORCE JUDGMENTS BASED UPON U.S. FEDERAL SECURITIES LAWS AGAINST THE COMPANY AND ITS NON-U.S. RESIDENT OFFICER AND DIRECTOR.

While we are organized under the laws of State of Nevada, our officer and Director is a non-U.S. resident and our headquarters and assets are located outside the United States. Our headquarters and major assets, other than our bank account, are in China. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws, enforce judgments based on the civil liability provisions of the United States securities laws or bring an original action against him in China court to enforce liabilities based upon the United States federal securities laws. Since our major assets, other than our bank account, are currently located outside U.S. it may be difficult or impossible for U.S. investors to collect a judgment against us.

OUR BUSINESS IS SUBSTANTIALLY DEPENDENT ON OPERATIONS OUTSIDE THE UNITED STATES, WHERE WE HAVE LIMITED EXPERIENCE, AND IF WE ARE UNABLE TO MANAGE THE RISKS PRESENTED BY OUR BUSINESS MODEL IN CHINA, OUR FINANCIAL RESULTS AND FUTURE PROSPECTS WILL BE ADVERSELY IMPACTED.

Conducting our business in China, where we have limited experience, subjects us to risks. These risks include:

• laws and regulations more restrictive than those in the United States, including laws governing competition, pricing, payment methods, Internet activities, transportation network companies, logistics services, real estate tenancy laws, tax and social security laws, email messaging, privacy, collection, use, processing, or sharing of personal information, and other activities important to our business;

• operational and compliance challenges caused by language, and cultural differences;

• exposure to business cultures in which improper business practices may be prevalent;

• fluctuations in currency exchange rates;

• adverse tax consequences, including the complexities of Chinese value added tax systems, and restrictions on the repatriation of earnings

These risks could adversely affect our international operations, which could in turn adversely affect our business, financial condition, and operating results.

OUR BUSINESS IS SUBJECT TO NUMEROUS LEGAL AND REGULATORY RISKS THAT COULD HAVE AN ADVERSE IMPACT ON OUR BUSINESS.

Our company will be a subject to differing, and sometimes conflicting, laws and regulations in the Chinese jurisdictions in which we will provide our offerings. We could be a subject to national, state, local, or municipal laws and regulations that are ambiguous in their application or enforcement or that we believe are invalid or inapplicable. It could significantly and materially harm our business, financial condition, and operating results by restricting or limiting how we operate our business, increasing our operating costs, and decreasing our number of potential customers. We cannot predict whether or when such proposals may be adopted.

Further, existing or new laws and regulations could expose us to substantial liability, including significant expenses necessary to comply with such laws and regulations, and could dampen the growth and usage of our services.

THE SARBANES-OXLEY ACT IMPOSES CONSIDERABLE EBCUMBERANCE UPON THE COMPANY WITHOUT PROVIDING EQUATABLE BENEFITS TO THE COMPANY.

The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) was enacted in response to public concern regarding corporate responsibility in the wake numerous accounting scandals. The stated goals of the Sarbanes-Oxley Act are to increase corporate accountability, provide enhanced penalties for accounting and auditing improprieties at publicly traded companies and protect investors by improving the transparency, accuracy and reliability of corporate disclosures pursuant to applicable securities laws. The Sarbanes-Oxley Act applies to all companies that file or are required to file regular reports with the SEC under the Securities Exchange Act of 1934 (the “Exchange Act”).

Upon becoming a public company, we will be required to comply with the Sarbanes-Oxley Act. Since the enactment of the Sarbanes-Oxley Act has resulted in the imposition of a series of guidelines by the SEC that increase the responsibilities and liabilities of directors and executive officers, the perceived heightened personal risk associated with these changes may deter qualified individuals from accepting such roles. Consequently, it may be more difficult for us to attract and retain suitable persons to serve as our directors or executive officers, and we may need to incur additional operating costs. This could curtail the company from becoming a profitable business.

RISKS ASSOCIATED WITH THIS OFFERING

BECAUSE OUR COMPANY IS A SHELL COMPANY THERE IS: RESTRICTIONS IMPOSED UPON THE TRANSFERABILITY OF UNREGISTERED SHARES, PROHIBITION ON THE USE OF FORM S-8 AND ENHANCED REPORTING REQUIREMENTS.

Excellerant, Inc. is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i). Our investors are not allowed to rely on Rule 144 of the Securities Act for a period of one year from the date that we cease to be a shell company. Because investors may not be able to rely on an exemption for the resale of their shares other than Rule 144, and there is no guarantee that we will cease to be a shell company, they may not be able to re-sell our shares in the future and could lose their entire investment as a result.

Because we are a shell company, we are not entitled to file registration statements on Form S-8, which is typically used to register stock that is offered to employees and consultants via benefit or incentive plans. As a result, we may have difficulties attracting qualified employees and consultants because we are not able to compensate them in the same fashion that non-shell companies can.

Being a shell company, there are enhanced reporting requirements imposed on us: when reporting an event that causes us to cease being a shell company, we have to file with the Commission the same type of information that it would be required to file to register a class of securities under the Securities Exchange Act of 1934.

These restrictions and requirements will likely have a negative impact on our ability to attract additional capital.

BECAUSE THE OFFERING PRICE HAS BEEN ARBITRARILY SET BY THE COMPANY, YOU MAY NOT REALIZE A RETURN ON YOUR INVESTMENT UPON RESALE OF YOUR SHARES.

The offering price and other terms and conditions relative to the Company’s shares have been arbitrarily determined by us and do not bear any relationship to assets, earnings, book value or any other objective financial criteria. Additionally, as the Company was formed on May 30,2019, and has only a limited operating history with no earnings, the price of the offered shares is not based on its past earnings, and no investment banker, appraiser, or other independent third party, has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares, as such our stockholders may not be able to receive a return on their investment when they sell their shares of common stock.

WE ARE SELLING THIS OFFERING WITHOUT AN UNDERWRITER AND MAY BE UNABLE TO SELL ANY SHARES.

This offering is self-underwritten, that is, we are not going to engage the services of an underwriter to sell the shares; we intend to sell our shares through our President, who will receive no commissions. There is no guarantee that he will be able to sell any of the shares. Unless he is successful in receiving the proceeds in the amount of $100,000 from this offering, we may have to seek alternative financing to implement our business plan.

THE REGULATION OF PENNY STOCKS BY THE SEC AND FINRA MAY DISCOURAGE THE TRADABILITY OF THE COMPANY'S SECURITIES.

The shares being offered are defined as a penny stock under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

OUR PRESIDENT, LASHA MORBEDADZE DOES NOT HAVE ANY PRIOR EXPERIENCE OFFERING AND SELLING SECURITIES, AND OUR OFFERING DOES NOT REQUIRE A MIMIMUM AMOUNT TO BE RAISED. AS A RESULT OF THIS WE MAY NOT BE ABLE TO RAISE ENOUGH FUNDS TO COMMENCE AND SUSTAIN OUR BUSINESS AND INVESTORS MAY LOSE THEIR ENTIRE INVESTMENT.

Mr. Morbedadze does not have any experience conducting a securities offering. Consequently, we may not be able to raise any funds successfully. Also, the best effort offering does not require a minimum amount to be raised. If we are not able to raise sufficient funds, we may not be able to fund our operations as planned, and our business will suffer and your investment may be materially adversely affected. Our inability to successfully conduct a best-effort offering could be the basis of your losing your entire investment in us.

DUE TO THE LACK OF A TRADING MARKET FOR OUR SECURITIES, YOU MAY HAVE DIFFICULTY SELLING ANY SHARES YOU PURCHASE IN THIS OFFERING.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and no public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have the shares quoted on the Over-the-Counter Bulletin Board (“OTCBB”). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements, to be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC or applicable regulatory authority. If we are not able to pay the expenses associated with our reporting obligations, we will not be able to apply for quotation on the OTC Bulletin Board. Market makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filing during that time. We cannot guarantee that our application will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between Excellerant, Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market for our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

WE WILL INCUR ONGOING COSTS AND EXPENSES FOR SEC REPORTING AND COMPLIANCE. WITHOUT REVENUE WE MAY NOT BE ABLE TO REMAIN IN COMPLIANCE, MAKING IT DIFFICULT FOR INVESTORS TO SELL THEIR SHARES, IF AT ALL.

The estimated cost of this registration statement is $10,000 which will be paid from offering proceeds. If the offering proceeds are less than registration cost, we will have to utilize funds from Mr. Morbedadze, our sole officer and director, who has agreed to loan the Company funds to complete the registration process. Lasha Morbedadze’s agreement to provide us loans for registration costs is non- binding and discretionary. After the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. We will voluntarily continue reporting in the absence of an SEC reporting obligation. We plan to contact a market maker immediately following the close of the offering and apply to have the shares quoted on the OTC Electronic Bulletin Board. To be eligible for quotation, issuers must remain current in their filings with the SEC. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. The costs associated with being a publicly traded company in the next 12 months will be approximately $10,000. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all. Also, if we are not able to pay the expenses associated with our reporting obligations we will not be able to apply for quotation on the OTC Bulletin Board.

THE COMPANY'S INVESTORS MAY SUFFER FUTURE DILUTION DUE TO ISSUANCES OF SHARES FOR VARIOUS CONSIDERATIONS IN THE FUTURE.

Our Articles of Incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.0001 per share, of which 3,000,000 shares are currently issued and outstanding. If we sell the 10,000,000 shares being offered in this offering, we would have 13,000,000 shares issued and outstanding. As discussed in the “Dilution” section below, the issuance of the shares of common stock described in this prospectus will result in substantial dilution in the percentage of our common stock held by our existing shareholders. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

FORWARD LOOKING STATEMENTS

This prospectus contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this prospectus.

USE OF PROCEEDS

Our offering is being made on a self-underwritten and “best-efforts” basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.01. The following table sets forth the uses of proceeds assuming the sale of 50%, 75% and 100%, respectively, of the securities offered for sale by the Company. There is no assurance that we will raise the full $100,000 as anticipated and there is no guarantee that we will receive any proceeds from the offering.

Description	If 50% Shares sold Fees	If 75% Shares sold Fees	If 100% Shares sold Fees
Gross proceeds	50,000	75,000	100,000
SEC reporting and compliance	10,000	10,000	10,000
Office Establishing and furnishing	4,000	6,000	9,000
Website Establishing and Maintenance	9,000	12,000	15,000
Advertising and Marketing Strategy	18,500	34,500	45,000
Staff Recruiting	6,000	11,000	19,000

DETERMINATION OF OFFERING PRICE

The offering price of the shares has been determined arbitrarily by us. The price does not bear any relationship to our assets, book value, earnings, or other established criteria for valuing a privately held company. In determining the number of shares to be offered and the offering price we took into consideration our capital structure and the amount of money we would need to implement our business plans. Accordingly, the offering price should not be considered an indication of the actual value of our securities.

DILUTION OF THE PRICE YOU PAY FOR YOUR SHARES

DILUTION OF THE PRICE INVESTOR PAYS FOR ITS SHARES

Dilution shows the difference between the price at the time of the offering and the net tangible book value per share immediately after completion of this offering.

Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

As of September 30, 2019, the net tangible book value of our shares was $(10,723) or approximately $(0.0035743) per share, based upon 3,000,000 shares outstanding.

The table below represents the dilution per share to the new investors. However, it does not give any effect to the results of any operations after September 30, 2019.  The following table shows the per share dilution assuming that 50%, 75% and 100% of the shares respectively of the primary Offering by the Company is sold.

	50%	75%	100%
Book Value Per Share Before Offering
Stockholder equity (deficit)	(10,723)	(10,723)	(10,723)
Subtract: intangible assets	-	-	-
Net Tangible Book Value Before	(10,723)	(10,723)	(10,723)
Number of Shares Outstanding	3,000,000	3,000,000	3,000,000
Net Tangible Book Value Per Share Before	(0.0035743)	(0.0035743)	(0.0035743)
Total Book Value After Offering
Gross proceeds of offering	50,000	75,000	100,000
Subtract: Commission
Offering Costs	10,000	10,000	10,000
Net Offering Proceeds	40,000	65,000	90,000
Add: Costs paid included in intangibles above	-	-	-
Net tangible book value before	(10,723)	(10,723)	(10,723)
Net Tangible Book Value After Offering	29,277	54,277	79,277
Share Calculation
Number of shares in offering	5,000,000	7,500,000	10,000,000
Number of shares before	3,000,000	3,000,000	3,000,000
Number of shares after offering	8,000,000	10,500,000	13,000,000
Change in Net Tangible Book Value Per Share
Net tangible book value per share after (1)/(2)	0.003660	0.005169	0.006098
Net tangible book value per share before	(0.003574)	(0.003574)	(0.003574)

Change in Net Tangible Book Value	0.007234	0.008744	0.009673

	50%	75%	100%
Dilution
Amount paid per share by investor	0.01	0.01	0.01
Net tangible book value per share after	0.003660	0.005169	0.006098

Dilution	0.006340	0.004831	0.003902

The following table summarizes the number and percentage of shares purchased, the amount and percentage of consideration paid and the average price per Share paid by our existing stockholder and by new investors in this offering:

	Price Per Share	Total Number of Shares Held	Percent of Ownership	Consideration Paid	Percent of shares sold

Existing Stockholder 1.	$0.0001	3,000,000	23.1%	$300	100%
Investors in this Offering	$0.01	10,000,000	76.9%	$100,000

Existing Stockholder 1.	$0.0001	3,000,000	28.6%	$300	75%
Investors in this Offering	$0.01	7,500,000	71.4%	$75,000

Existing Stockholder 1.	$0.0001	3,000,000	37.5%	$300	50%
Investors in this Offering	$0.01	5,000,000	62.5%	$50,000

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

You should read the following discussion and analysis of our financial condition and results of operations together with our consolidated financial statements and the related notes and other financial information included elsewhere in this prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. You should review the “Risk Factors” section of this prospectus for a discussion of important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•provide an auditor attestation with respect to management’s report on the effectiveness of our internal controls over financial reporting;

•comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;”

•disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected not to take advantage of the benefits of this extended transition period.

We will remain an “emerging growth company” for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our total annual gross revenues is $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, which would occur if the market value of our ordinary shares that is held by non-affiliates is $700 million as of the last business day of our most recently completed second fiscal quarter or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

Our cash balance is $ 0 as of September 30, 2019. We believe our cash balance is not sufficient to fund our operations for any period of time. We have been utilizing and may utilize funds from Mr. Morbedadze, our Chairman and President, who has agreed to loan us money to pay for offering costs, filing fees, and professional fees. The loan may not exceed $25,000. Loan agreement is filled as Exhibit 10.1 to this Registration Statement. As of September 30, 2019, Mr. Morbedadze has advanced to us $2,223. In order to implement our plan of operations for the next twelve-month period, we require a minimum of $50,000 of funding from this offering. Being a start-up company, we have very limited operating history we do not currently have any arrangements for additional financing. Our principal executive offices are located at 302 Yayun Ave, Panyu, Guangzhou, Guangdong 510000, China. Our phone number is +17027769823.

We are a start-up company and generated no revenue to date. Our full business plan entails activities described in the Plan of Operation section below. Long term financing beyond the maximum aggregate amount of this offering may be required to expand our business. The exact amount of funding will depend on the scale of our development and expansion. We have not currently have planned our expansion, and we have not decided yet on the scale of our development and expansion and on the exact amount of funding needed for our long-term financing. If we do not generate sufficient revenue, we may need a minimum of $10,000 of additional funding at the end of the twelve months period described in our “Plan of Operation” below to maintain a reporting status.

Our independent registered public accountant has issued a going concern opinion. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills. This is because we have not generated sufficient revenues and no significant revenues are anticipated until we complete our initial business development. There is no assurance we will ever reach that stage.

To meet our need for cash we are attempting to raise money from this offering. If we are unable to successfully find customers, we may quickly use up the proceeds from this offering and will need to find alternative sources. At the present time, we have not made any arrangements to raise additional cash, other than through this offering.

If we need additional cash and cannot raise it, we will either have to suspend operations until we do raise the cash, or cease operations entirely. Even if we raise $100,000 from this offering, we may need more funds for ongoing business operations after the first year, and would have to obtain additional funding.

PLAN OF OPERATION

We were incorporated in the State of Nevada on May 30, 2019. We have never declared bankruptcy, have never been in receivership, and have never been involved in any legal action or proceedings. Since incorporation, we have not made any significant purchase or sale of assets. We are a start-up company that has generated no revenue and just recently started our operations. If we are unable to successfully find clients who desire to use our service, we may quickly use up the proceeds from this offering.

We are a start-up company which provides travel medical consulting and tour guides services. Our company offer a broad range of health advisory and tour services: consulting services in the field of traditional and alternative medicine and medical technologies in China; helping our customers to choose a clinic for treatment; consulting customers and helping them to arrange the itinerary, by building a route, which includes clinics, hospitals and other medical institution through the China; providing guide services to our potential clients. We also provide them with information concerning transportation, the cost of it, how it operates and what are the best medical institutions. We are going to provide our services both to legal entities and individuals.

We do not expect to purchase or sell plant or significant equipment. Further we do not expect significant changes in the number of employees.

Our plan of operations is as follows:

COMPLETE OUR PUBLIC OFFERING

We expect to complete our public offering within 240 days after the effectiveness of our registration statement by the Securities and Exchange Commissions. We intend to concentrate our efforts on raising capital during this period. Our operations will be limited due to the limited amount of funds on hand. Upon completion of our public offering, our specific goal is to profitably sell our services. Our plan of operations following the completion is as follows.

OFFICE ESTABLISHING AND FURNISHING (DURATION 1 ST 4 TH MONTH, APPROXIMATE COST $4,000-9,000)

As we are at the stage of development, our company’s needs may be satisfied by obtaining an office spacious enough for the director and some room to accept our customers. To meet this basic requirements, we need to sell at least 50% of shares. In case we succeed to sell 75% of shares, we may rent or obtain an office with better facilities, with separate rooms for the director and the room for accepting customers and lounge for guests awaiting. Provided that we succeed in selling 100% of shares, we could rent or obtain an office spacious enough for the whole staff, with separate rooms for accepting the clients, for clients waiting in a line, and for the staff to have rest.

At the initial stage, the company is at now, we do not require any special equipment as, in this case, we may only offer tour planning and consulting. Our basic needs are as follows, at least one computer, an MFU (multifunctional scanning and printing unit), a mobile smartphone with messengers installed, a landline phone, a Wi-Fi router to connect to the Internet. If we sell at least 50% of shares, we may be able to obtain the equipment mentioned above. As we expect to establish a website to attract customers worldwide, we may be able to rent or purchase a server to store website data and in-application data. As we expect business to grow, we might need additional data storage for the server. To complete this stage, we need to sell at least 75% of shares. For far better operation we need to sell 100% of shares to purchase video and photo equipment which we expect to use in shooting during the tours, if the clients wish so. All the footage can be used either as merchandise - video and photo memories (mounted on CDs) or in advertising production (needed for successful marketing campaign). With the money gained we also can obtain a minibus (or a van) to carry people, who order the same group tour.

STAFF RECRUITING (DURATION 9 ST -12 TH MONTH, APPROXIMATE COST $6,000-19,000)

Our primary services are consulting of individuals, so our company requires additional personnel only as it grows. At the initial stage, we expect that most of the jobs are due to be executed by our director. In this case we need to sell only 50% of shares. In case of group tours the director might offer services of a guide for additional payment. We plan to hire a third party to design a landing page, as well as to host it and maintain it. In case the company sells 75% of shares we might afford to hire freelance tour guides to deal with group tours, hire freelance IT engineer to maintain the website and the server we plan to rent. For operation of higher standard, we need to sell 100% of shares. Provided if we succeed, we plan to hire tour guides on a regular basis; hire technicians to maintain the website, the server, the mobile application; hire an event manager.

WEBSITE ESTABLISHMENT AND MAINTENANCE (DURATION 3 RD- 9 TH MONTH, APPROXIMATE COST $9,000-15,000)

Our sole officer and director, Lasha Morbedadze will be in charge of registering our web domain and web hosting. As of the date of this prospectus we have not yet identified or registered any domain names for our website. Once we register our web domain, we plan to hire a web developer and a web designer to help us with the design and development of our website. We do not have any written agreements with any web developers or web designers at current time. If we sell 50% of the shares in this offering, we will spend $9,000 on the website development, including site design and implementation. If we sell 75% of the shares offered and all the shares offered we will develop more sophisticated and well-designed web site, therefore developing cost will be $12,000, and if we sell 100%  we will spend $15,000 accordingly. Updating and improving our website will continue throughout the lifetime of our operations We intend to employ the functions which we find useful, such as an automatic event informer for our regular customers or subscribers, and an automatic reminder to send automatically generated no-reply messages that customers wanted to visit, or needed to pay for some services as soon as possible.

ADVERTISING AND MARKETING STRATEGY (DURATION 1 ST -12 TH MONTH, APPROXIMATE COST $18,500-45,000)

To get into focus of our potential customers we intend to use the marketing strategies, such as web advertisements, social web communities marketing and direct mailing. The plan of our active marketing campaign to promote our services includes developing a landing page. Our web-banners are going to be placed on the web-sites related to medicine and medical web blogs. The same banners are going to be placed on the sites devoted to tourism and leisure tours, on the pages of online newspapers or magazines. We plan to spend money to pay for Google, Baidu and Bing contextual advertising, to attract the attention of users who search information related to medical tours and tourism in general. In addition, we may spend money on YouTube and Chinese Weibo advertisements played before any video.  Paying for SEO (Search Engine Optimization) will help to advance in the search results of Google, Bing, Baidu queries. Taking part at the exhibitions related to medicine and tourism might draw attention of potential clients to our services. We believe that our key marketing strategy is likely to be online marketing and direct mailing. If we sell 50% of shares we will spend at least $18,500 on our marketing campaign. Upon 75% and 100% of the shares sold, we need $34,500 and $45,000 accordingly. We believe that our marketing campaign will help us to sell our product and we intend to reach first revenue.

ESTIMATED EXPENSES FOR THE NEXT TWELVE MONTHS PERIOD

The following provides an overview of our estimated expenses to fund our plan of operation over the next twelve months.

	If 50% Shares sold	If 75% Shares sold	If 100% Shares sold
Description	Fees	Fees	Fees
Gross proceeds	50,000	75,000	100,000
SEC reporting and compliance	10,000	10,000	10,000
Office Establishing and furnishing	4,000	6,000	9,000
Website Establishing and Maintenance	9,000	12,000	15,000
Advertising and Marketing Strategy	18,500	34,500	45,000
Staff Recruiting	6,000	11,000	19,000

The above figures represent only estimated costs. The estimated cost of this registration statement is $10,000 which will be paid from offering proceeds. If the offering proceeds are less than registration costs, Mr. Morbedadze, our president and director, has agreed to loan the Company money to complete the registration process. These loans would be necessary if the proceeds from this offering will not be sufficient to implement our business plan and maintain reporting status and quotation on the OTC Electronic Bulletin Board when and if our common stocks become eligible for trading on the Over-the-Counter Bulletin Board. There is no due date for the repayment of the funds advanced by Lasha Morbedadze. Mr. Morbedadze will be repaid from revenues of operations if and when we generate sufficient revenues to pay the obligation.

OFF-BALANCE SHEET ARRANGEMENTS

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

LIMITED OPERATING HISTORY; NEED FOR ADDITIONAL CAPITAL

There is no historical financial information about us upon which to base an evaluation of our performance. We are in the start-up stage of operations and have generated no revenue to date. We cannot guarantee we will be successful in our business operations. Our business is subject to risks inherent in the establishment of a new business enterprise, including limited capital resources and possible cost overruns due to price and cost increases in services and products.

We have no assurance that future financing will be available to us on acceptable terms. If financing is not available on satisfactory terms, we may be unable to continue, develop or expand our operations. Equity financing could result in additional dilution to existing shareholder.

RESULTS OF OPERATIONS

FROM MAY 30, 2019 (INCEPTION) TO SEPTEMBER 30, 2019

During the period we incorporated the Company, prepared a business plan. Our loss since inception was $11,023. We have just recently started our business operations; however, will not start significant operations until we have completed this offering.

As of September 30, 2019 , our total assets were $0 and our total liabilities were $10,723 comprised of loan from our director. Our loss since inception was $11,023.

We have developed our business plan, developed and tested our business-model and have been looking for the potential clients.

LIQUIDITY AND CAPITAL RESOURCES

As of September 30, 2019, the Company had $ no cash and our liabilities were $10,723, comprising $2,223 owed to Lasha Morbedadze, our sole officer and director and $4,500 in accrued expenses. The available capital reserves of the Company are not sufficient for the Company to remain operational. We require minimum funding of approximately $50,000 to conduct our proposed operations and pay all expenses for a minimum period of one year including expenses associated with this offering and maintaining a reporting status with the SEC.

Since inception, we have sold 3,000,000 shares of common stocks to our sole officer and director, at a price of $0.0001 per share, for net proceeds of $300.

We are attempting to raise funds to proceed with our plan of operations. We will have to utilize funds from Lasha Morbedadze, our sole officer and director, who has agreed to loan the company money to complete the registration process if offering proceeds are less than registration costs. The loan may not exceed $25,000. Loan agreement is filed as Exhibit 10.1 to this Registration Statement. Lasha Morbedadze’s loan for registration costs is non- binding and discretionary. To proceed with our operations within 12 months, we need a minimum of $50,000. We cannot guarantee that we will be able to sell all the shares required to satisfy our 12 month financial requirements. If we are successful, any money raised will be applied to the items set forth in the Use of Proceeds section of this prospectus. We will attempt to raise at least the minimum funds necessary to proceed with our plan of operations. In the long term we may need additional financing. We do not currently have any arrangements for additional financing. Obtaining additional funding will be subject to a number of factors, including general market conditions, investor acceptance of our business plan and initial results from our business operations. These factors may impact the timing, amount, terms or conditions of additional financing available to us. There is no assurance that any additional financing will be available or if available, on terms that will be acceptable to us.

Our auditors have issued a “going concern” opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. Our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year and have the capital resources required to cover the material costs with becoming a publicly reporting. The Company anticipates over the next 12 months the cost of being a reporting public company will be approximately $10,000.

The Company will have to meet all the financial disclosure and reporting requirements associated with being a publicly reporting company. The Company’s management will have to spend additional time on policies and procedures to make sure it is compliant with various regulatory requirements, especially that of Section 404 of the Sarbanes-Oxley Act of 2002. This additional corporate governance time required of management could limit the amount of time management has to implement is business plan and impede the speed of its operations.

Should the Company fail to raise a minimum of $50,000 under this offering the Company would be forced to scale back or abandon the implementation of its twelve month plan of operations.

DESCRIPTION OF BUSINESS

Excellerant, Inc. was incorporated in the State of Nevada on May 30,2019. Our company is planning to offer a broad range of health advisory and tour services: consulting services in the field of traditional and alternative medicine and medical technologies in China; helping our customers to choose a clinic for treatment; consulting customers and helping them to arrange the itinerary, by building a route, which includes clinics, hospitals and other medical institution; providing guide services to our potential clients. We also provide them with information concerning transportation, the cost of it, how it operates and what are the best medical institutions. We are going to provide our services both to legal entities and individuals.

Our company is planning to offer not only a broad range of health advisory and tour services, also we plan to provide information on accommodation suitable for our customers in terms of prices and location. We also may alter the route of the itinerary depending on the longevity of the desired tour, of number of places (hospitals, private clinics and other medical institutes) they want to visit and the money our customers expect to spend. Expecting our customers to face difficulties in negotiating with locals, we may offer to provide assistance in either negotiating or provide the service of an interpreter and a guide. Right now we have executed an agreement with one professional freelance guide for guide and interpreter services, this agreement is filed as Exhibit 10.2 to this Registration Statement. For instance, if clients accept all our conditions, we negotiate booking of apartments, details of car rental on behalf of our customers and in their interest, or we expect to be at service in any other case when customers might need assistance in negotiating.

For those clients who need consulting services in medicine we can arrange visits to the qualified medical specialist, upon the client’s requirements. Even when the client has lack of time, he can get consulting services by phone call.

We expect the customers to contact us via our website application form, email or messengers. We generate a route based on the following criteria listed in an application form: 1) Medical institutes the customers would like to visit 2) period of their stay in the country 3) amount of money they expect to spend on a tour.

Our offers are as follows:

1)assist in planning the itinerary around all the medical institutes or other places upon the client’s request. It can be any public or private hospitals, medical consulting rooms, acupuncture rooms, Asian massage cabinets and outstanding plastic surgery clinics;

2)assist in arranging tours around all planed clinics or places. Can include or exclude such services: meeting at the airport or railway station, providing transportation to the office or directly to the necessary places (renting a car or guiding in public transport), organizing consulting services with qualified specialist, tours in any medical institute;

3)offer additional entertainment: additional tours to famous tourist attractions;

4)Guide and interpreter services, full maintenance

As business may expand onto related markets and grow, we may decide to alter our offerings to match the needs of our customers, and if we find it efficient and effective.

Our service and sales will be provided in China. We plan to use Internet promotion as our main marketing strategy. Thus wise, as was previously described in the “Plan of Operation” section, we plan to establish a website in order to attract customers from across the world and to improve our brand awareness. On our web pages we plan to provide important information regarding our regular and additional services. We intend to use multiple languages website (English and China version) for users from around the world.

GOVERNMENT REGULATIONS IN CHINA

We will be subject to applicable laws and regulations that relate directly or indirectly to our operations including United States securities laws. We will be required to comply with all regulations, restrictions, rules and directives of governmental authorities and agencies in China.

Under Paragraph 2 of Article 2 of the People’s Republic of China Corporate Income Tax Law (the “Corporate Income Law”), any foreign enterprise which shall constitute a resident enterprise shall meet both of the following requirements: (i) such enterprise was established under the laws of foreign countries or regions; and (ii) the actual management of such enterprise must be located within China. Further, under relevant provisions of the Circular of the State Administration of Taxation Regarding the Issues Relevant to the Identification of Chinese-controlled Enterprises Registered Abroad as Resident Enterprises by Actual Management (Guo Shui Fa [2009] No. 82, “Circular No. 82”) issued by the State Administration of Taxation on April 22, 2009 and based upon our no-name inquiry to the People’s Republic of China State Administration for Taxation, any Chinese-controlled enterprise whose actual management is held to be located within China shall satisfy all of the following requirements: (i) the site, where the management of such enterprise responsible for the daily operation of such enterprise performs its duties, is located within China; (ii) the financial decisions (such as borrowings, extending loans, financing or financial risks management) and HR policies (such as appointment, dismissal or remunerations) shall be made or approved by the institution or personnel of such enterprise staying within China; (iii) 1/2 or more of the directors with voting rights or of the management of such enterprise live within China permanently; and (iv) the main assets, accounting books and stamps of and the minutes and files of the board of directors of and of shareholders’ meeting of such enterprise exist and will be maintained within China.

We believe that we are not considered a “resident enterprise” for PRC enterprise income tax purposes. We have no subsidiaries within China. We have executive offices in China, and all of our management is located within China. We make or approve the financial decisions (such as borrowing, extending loans, financing or financial risks management) and human resource policies (such as employees’ appointment, dismissal and remunerations) within China, and our sole director with voting rights are also located within China. However, our main assets, accounting books, stamps and minutes of our directors’ board and of our shareholders’ meetings exist and will be maintained in the USA but not within China, so we are not consistent with Item (iv) of the above four requirements under Circular No. 82 although our present conditions satisfy Items (i) to (iii) of the above requirements under Circular No. 82. Therefore, even if we are an enterprise established under the laws Nevada, and our management team is located within China, we believe that we shall not be held to be a resident enterprise under the Corporate Income Tax Law.

Nevertheless, we cannot fully exclude the possibility that there is a difference or discrepancy between the interpretation of the Chinese authorities and our understanding as set forth above, nor can we assure that the statements or interpretations of the Chinese government officials will remain unchanged. Furthermore, we cannot exclude the possibility that the Chinese government will promulgate any new laws, regulations or provisions that will be in conflict with our understanding. If so, we may be classified as a ‘‘resident enterprise’’ for PRC enterprise income tax purposes, which could result in unfavorable tax consequences to us and our non-PRC shareholders.

If the PRC tax authorities determine that we are a resident enterprise for PRC enterprise income tax purposes, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income, as well as PRC enterprise income tax reporting obligations.

If we are considered a resident enterprise, this could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC enterprise shareholders and with respect to gains derived by our non-PRC enterprise shareholders from transferring our shares and a 20% withholding tax on dividends we pay to our non-PRC individual stockholders and with respect to gains derived by our non-PRC individual stockholders from transferring our shares. If we are required under PRC law to withhold PRC income tax on dividends payable to our non-PRC investors or if you are required to pay PRC income tax on the transfer of our shares, the value of your investment in our shares may be materially and adversely affected.

Government policies are subject to rapid change and the government of the China may adopt policies which have the effect of hindering private economic activity and greater economic decentralization. There is no assurance that the government of China will not significantly alter its policies from time to time without notice in a manner with reduces or eliminates any benefits from its present policies of economic reform. In addition, a substantial portion of productive assets in China remains government-owned. For instance, all lands are state owned and business entities or individuals are granted by government state-owned land use rights. The granting process is typically based on government policies at the time of granting, which could be lengthy and complex. This process may adversely affect our business. The government of China also exercises significant control over China’s economic growth through the allocation of resources, controlling payment of foreign currency and providing preferential treatment to particular industries or companies. Uncertainties may arise with changing of governmental policies and measures. In addition, changes in laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency, the nationalization or other expropriation of private enterprises, as well as adverse changes in the political, economic or social conditions in China, could have a material adverse effect on our business, results of operations and financial condition.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China.

Our company will be a subject to differing, and sometimes conflicting, laws and regulations in the Chinese jurisdictions in which we will provide our offerings. We could be a subject to national, state, local, or municipal laws and regulations that are ambiguous in their application or enforcement or that we believe are invalid or inapplicable. It could significantly and materially harm our business, financial condition, and operating results by restricting or limiting how we operate our business, increasing our operating costs, and decreasing our number of potential customers. We cannot predict whether or when such proposals may be adopted.

ADVERTISING AND MARKETING STRATEGY

We plan to use Internet promotion as our main marketing strategy. In order to embrace larger audience and promote among subscribers and their followers on the social media by paying for the promotional posts and ordering content from freelance writers. We also may invest in YouTube and Weibo videos production, as well as posting banners on videos. We also plan to investing part of advertising budget in printing catalogues with tours description, prices, services description, actual photos from the tours we delivered and customers’ feedback. We plan to promote this printed catalogues via hospital, clinics and other specialised rooms, we intend to make agreements with them. We plan to promote our service on the top enquiries of Google, Baidu and Bing search engines. We expect this to be the result of improving our SEO (Search Engine Optimization). Additionally, we may edit videos filmed during the trips into video promos for the web sites, as well as other streaming video services. As our business relates to touristic services we intend to be listed on websites providing information for tourists, such as TripAdvisor.

REVENUE

We expect to receive revenues directly from customers, for the services they purchase. We also deliver guide service around the Chinese hospitals, clinics and medical rooms. We also intend to charge hospitals and clinics which wish to be placed onto a tour map both printed or interactive. If we make agreements with hospitals and clinics to bring our customers to those establishments for consulting services or treatment ones - we plan to receive a fee as determined by the agreement.

COMPETITIVE COMPARISON

We see narrowing down to a specific sort of tourism as our competitive advantage on the market of touristic services. This tourism doesn’t require any physical skills, so it can attract a large audience.

Insurance

We do not maintain any insurance and do not intend to maintain insurance in the future. Because we do not have any insurance, if we are made a party of a products liability action, we may not have sufficient funds to defend the litigation. If that occurs a judgment could be rendered against us that could cause us to cease operations.

Employees

We are a start-up company and currently have two employees - Lasha Morbedadze, our sole officer and director and one freelance guide. We have executed a Consulting agreement with our sole officer and director. Agreement is filed as an Exhibit to this Registration Statement. And we have executed an agreement with one professional freelance guide for guide and interpreter services. Agreement is filed as Exhibit 10.2 to this Registration Statement. In future we intend to hire more freelance employees on an as needed basis.

Offices

Our business office is located at 302 Yayun Ave, Panyu, Guangzhou, Guangdong 510000, China. This is the office provided by our President and Director, Lasha Morbedadze. We do not pay any rent to him and there is no agreement to pay any rent in the future. Our telephone number is +17027769823

Government Regulation

We will be required to comply with all regulations, rules, and directives of governmental authorities and agencies applicable to our business in any jurisdiction which we would conduct activities. We do not believe that regulation will have a material impact on the way we conduct our business.

LEGAL PROCEEDINGS

During the past ten years, none of the following occurred with respect to the President of the Company: (1) any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time; (2) any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); (3) being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of any competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; and (4) being found by a court of competent jurisdiction (in a civil action), the SEC or the commodities futures trading commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

We are not currently a party to any legal proceedings, and we are not aware of any pending or potential legal actions.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTER AND CONTROL PERSONS

The name, age and titles of our executive officer and director are as follows:

Name and Address of Executive Officer and/or Director	Age	Position
Lasha Morbedadze 302 Yayun Ave, Panyu Guangzhou, Guangdong 510000, China	29	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)

Lasha Morbedadze has acted as our President, Treasurer, Secretary and sole Director since our incorporation on May 30,2019. Mr. Morbedadze currently owns 100% of the outstanding shares of our common stock. As such, it was unilaterally decided that Lasha Morbedadze was going to be our sole President, Chief Executive Officer, Treasurer, Chief Financial Officer, Chief Accounting Officer, Secretary and sole member of our board of directors. Lasha Morbedadze graduated from Ilia State University of Tbilisi, in 2012. His qualification is Marketer. From November 2012 to June 2015 he worked at a “Turi.ge” travel agency, as Marketing Director. From January 2016 to Present he has been working in China as a freelance marketing specialist.

During the past ten years, Lasha Morbedadze has not been the subject to any of the following events:

1.Any bankruptcy petition filed by or against any business of which Mr. Morbedadze was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

2.Any conviction in a criminal proceeding or being subject to a pending criminal proceeding.

3.An order, judgment, or decree, not subsequently reversed, suspended or vacated, or any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting Lasha Morbedadze involvement in any type of business, securities or banking activities.

4.Found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission or the Commodity Future Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

5.Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right to engage in any activity described in paragraph (f)(3)(i) of this section, or to be associated with persons engaged in any such activity;

6.Was found by a court of competent jurisdiction in a civil action or by the Commission to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

7.Was the subject of, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i.Any Federal or State securities or commodities law or regulation; or

ii.Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii.Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8.Was the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

TERM OF OFFICE

Our Director is appointed to hold office until the next annual meeting of our stockholders or until his respective successor is elected and qualified, or until he resigns or is removed in accordance with the provisions of the Nevada Revised Statues. Our officers are appointed by our Board of Directors and hold office until removed by the Board or until their resignation.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently composed of one member, Lasha Morbedadze, who does not qualify as an independent director. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. Had our Board of Directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management.

COMMITTEES OF THE BOARD OF DIRECTORS

Our Board of Directors has no committees. We do not have a standing nominating, compensation or audit committee.

EXECUTIVE COMPENSATION

MANAGEMENT COMPENSATION

Currently, our officer and director is entitled to $1,000 per month in cash compensation but this amount is being deferred until the Company is in a position to start payments under Consulting Agreement. Consulting Agreement is filed as Exhibit 10.2 to this Registration Statement. He is reimbursed for any out-of-pocket expenses that he incurs on our behalf. In the future, we may approve payment of salaries for officers and directors, but currently, no such plans have been approved. We also do not currently have any benefits, such as health or life insurance, available to our employees.

The following tables set forth certain information about compensation paid, earned or accrued for services by our Executive Officer from inception on May 30, 2019 until September 30, 2019:

Summary Compensation Table

Name and Principal Position	Period	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	All Other Compensation ($)	All Other Compensation ($)	Total ($)
Lasha Morbedadze President, Secretary and Treasurer	May 30,2019 until September 30, 2019	-0-	-0-	-0-	-0-	-0-	-0-	-0-	-0-

Director’s name currently devotes approximately twenty hours per week to manage the affairs of the Company. He has agreed to work with remuneration of 1,000 until such time as the Company receives sufficient revenues necessary to provide management salaries. At this time, we cannot accurately estimate when sufficient revenues will occur to implement this compensation.

Director Compensation

The following table sets forth director compensation for the period From Inception (May 30, 2019) to September 30, 2019

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Lasha Morbedadze	-0-	-0-	-0-	-0-	-0-	-0-	-0-

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than Mr. Morbedadze purchase of founders shares from the Company as stated below, there is nothing of value (including money, property, contracts, options or rights of any kind), received or to be received, by Lasha Morbedadze, directly or indirectly, from the Company.

On June 03, 2019 we issued a total of 3,000,000 shares of restricted common stock to Lasha Morbedadze, our sole officer and director in consideration of $300. Further, Lasha Morbedadze has advanced funds to us. As of September 30, 2019 Lasha Morbedadze has advanced to us $2,223. Lasha Morbedadze will not be repaid from the proceeds of this offering. There is no due date for the repayment of the funds advanced by Mr. Morbedadze. Lasha Morbedadze will be repaid from revenues of operations if and when we generate revenues to pay the obligation. There is no assurance that we will ever generate sufficient revenues from our operations. The obligation to Lasha Morbedadze does not bear interest. We have a Loan Agreement with our sole officer and director Lasha Morbedadze. The loan may not exceed $25,000. Loan agreement is filled as Exhibit 10.1 to this Registration Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information concerning the number of shares of our common stock owned beneficially as of September 30, 2019 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) our director, and or (iii) our officer. Unless otherwise indicated, the stockholder listed possesses sole voting and investment power with respect to the shares shown.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of class
Common Stock	Lasha Morbedadze 302 Yayun Ave, Panyu, Guangzhou, Guangdong 510000, China	3,000,000 shares of common stock (direct)	100

(1) A beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As of September 30, 2019, there were 3,000,000 shares of our common stock issued and outstanding.

Future sales by existing stockholders

A total of 3,000,000 shares of common stock were issued to our sole officer and director, all of which are restricted securities, as defined in Rule 144 of the Rules and Regulations of the SEC promulgated under the Securities Act. Under Rule 144, the shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale. Such shares can only be sold after six months provided that the issuer of the securities is, and has been for a period of at least 90 days immediately before the sale, subject to the reporting requirements of section 13 or 15(d) of the Exchange Act. Shares purchased in this offering, which will be immediately resalable, and sales of all of our other shares after applicable restrictions expire, could have a depressive effect on the market price, if any, of our common stock and the shares we are offering.

There is no public trading market for our common stock. To be quoted on the OTCBB a market maker must file an application on our behalf to make a market for our common stock. As of the date of this Registration Statement, we have not engaged a market maker to file such an application, that there is no guarantee that a market marker will file an application on our behalf, and that even if an application is filed, there is no guarantee that we will be accepted for quotation.

PLAN OF DISTRIBUTION

We are registering 10,000,000 shares of our common stock for sale at the price of $0.01 per share.

This is a self-underwritten offering, and Lasha Morbedadze, our sole officer and director, will sell the shares directly to family, friends, business associates and acquaintances, with no commission or other remuneration payable to his for any shares they may sell. There are no plans or arrangements to enter into any contracts or agreements to sell the shares with a broker or dealer. In offering the securities on our behalf, he will rely on the safe harbor from broker dealer registration set out in Rule 3a4-1 under the Securities Exchange Act of 1934. Lasha Morbedadze will not register as a broker-dealer pursuant to Section 15 of the Securities Exchange Act of 1934, in reliance upon Rule 3a4-1, which sets forth those conditions, as noted herein, under which a person associated with an Issuer may participate in the offering of the Issuer’s securities and not be deemed to be a broker-dealer:

1.Our sole officer and director is not subject to a statutory disqualification, as that term is defined in Section 3(a)(39) of the Act, at the time of his participation; and,

2.Our sole officer and director will not be compensated in connection with his participation by the payment of commissions or other remuneration based either directly or indirectly on transactions in securities; and

3.Our sole officer and director is not, nor will he be at the time of his participation in the offering, an associated person of a broker-dealer; and

4.Our sole officer and director meets the conditions of paragraph (a)(4)(ii) of Rule 3a4-1 of the Exchange Act, in that he (A) primarily perform, or intend primarily to perform at the end of the offering, substantial duties for or on behalf of our Company, other than in connection with transactions in securities; and (B) he is not a broker or dealer, or been an associated person of a broker or dealer, within the preceding twelve months; and (C) has not participated in selling and offering securities for any issuer more than once every twelve months other than in reliance on Paragraphs (a)(4)(i) or (a)(4)(iii). Under Paragraph 3a4-1(a)(4)(iii), our sole officer and director must restricts his participation to any one or more of the following activities:

A.Preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by him of a potential purchaser; provided, however, that the content of such communication is approved by our sole officer and director;

B.Responding to inquiries of a potential purchaser in a communication initiated by the potential purchaser; provided, however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

C.Performing ministerial and clerical work involved in effecting any transaction.

Our sole officer and director does not intend to purchase any shares in this offering.

This offering is self-underwritten, which means that it does not involve the participation of an underwriter or broker, and as a result, no broker for the sale of our securities will be used. In the event a broker-dealer is retained by us to participate in the offering, we must file a post-effective amendment to the registration statement to disclose the arrangements with the broker-dealer, and that the broker-dealer will be acting as an underwriter and will be so named in the prospectus. Additionally, FINRA must approve the terms of the underwriting compensation before the broker-dealer may participate in the offering.

To the extent required under the Securities Act, a post-effective amendment to this registration statement will be filed disclosing the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out or incorporated by reference in this prospectus and other facts material to the transaction.

We are subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5 and a distribution participant under Regulation M. All of the foregoing may affect the marketability of the common stock.

All expenses of the registration statement including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us.

PENNY STOCK REGULATIONS

You should note that our stock is a penny stock. The SEC has adopted Rule 15g-9 which generally defines “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

PROCEDURES FOR SUBSCRIBING

If you decide to subscribe for any shares in this offering, you must

•execute and deliver a subscription agreement; and

•deliver a check or certified funds to us for acceptance or rejection.

All checks for subscriptions must be made payable to “EXCELLERANT, INC.” The Company will deliver stock certificates attributable to shares of common stock purchased directly to the purchasers.

RIGHT TO REJECT SUBSCRIPTIONS

We have the right to accept or reject subscriptions in whole or in part, for any reason or for no reason. All monies from rejected subscriptions will be returned immediately by us to the subscriber, without interest or deductions. Subscriptions for securities will be accepted or rejected with letter by mail within 48 hours after we receive them.

DESCRIPTION OF SECURITIES

GENERAL

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.0001 per share. As of September 30, 2019, there were 3,000,000 shares of our common stock issued and outstanding those were held by one registered stockholder of record and no shares of preferred stock issued and outstanding. Our sole officer and director, Lasha Morbedadze owns all 3,000,000 shares of our common stock currently issued and outstanding.

COMMON STOCK

The following is a summary of the material rights and restrictions associated with our common stock.

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. At all meetings of stockholders, voting may be viva voce; but any qualified voter may demand a stock vote, whereupon such vote shall be taken by ballot and the Secretary shall record the name of the stockholder voting, the number of shares voted, and, if such vote shall be by proxy, the name of the proxy holder. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

PREFERRED STOCK

We do not have an authorized class of preferred stock.

WARRANTS

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

OPTIONS

We have not issued and do not have any outstanding options to purchase shares of our common stock.

CONVERTIBLE SECURITIES

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

DIVIDEND POLICY

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

INDEMNIFICATION

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest directly or indirectly, in the Company or any of its parents or subsidiaries. Nor was any such person connected with Excellerant, Inc. or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

EXPERTS

AJ Robbins CPA LLC, our independent registered public accounting firm, has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. AJ Robbins CPA LLC has presented its report with respect to our audited financial statements. Such financial statements are included in this prospectus in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

LEGAL MATTERS

Haddan & Zepfel LLP has opined on the validity of the shares of common stock being offered hereby.

AVAILABLE INFORMATION

We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form S-1 to register the securities offered by this prospectus. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits filed as a part of the registration statement. In addition, after the effective date of this prospectus, we will be required to file annual, quarterly and current reports, or other information with the SEC as provided by the Securities Exchange Act. You may read and copy any reports, statements or other information we file at the SEC’s public reference facility maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Our SEC filings are available to the public through the SEC Internet site at www.sec.gov.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

We have had no changes in or disagreements with our independent registered public accountant.

FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Stockholder of Excellerant, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Excellerant, Inc. (the Company) as of September 30, 2019 and the related statements of operations, stockholder equity (deficit), and cash flows for the period from May 30, 2019 (inception) to September 30, 2019 and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of September 30, 2019, and the results of its operations and its cash flows for the period from May 30, 2019 (inception) to September 30, 2019, in conformity with accounting principles generally accepted in the United States of America.

Going Concern Uncertainty

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company has had limited operating activities, and sustained losses since inception that raises substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

We have served as the Company’s auditor since 2019

/s/ AJ Robins CPA, LLC

Denver, Colorado

October 30, 2019

aj@ajrobbins.com

400 South Colorado Blvd, Suite 870, Denver, Colorado 80246

(B)303-537-5898 (M)720-339-5566 (F)303-586-6261

EXCELLERANT, INC.

BALANCE SHEET

September 30, 2019

ASSETS	$0

LIABILITIES
Accounts Payable	$4,000
Director loan	2,223
Accrued Expenses	4,500
Total current liabilities	$10,723

STOCKHOLDER’S EQUITY (DEFICIT)
Common stock, $0.0001 par value, 75,000,000 Shares authorized; 3,000,000 shares issued and outstanding	$300
Accumulated deficit	(11,023)
Total Stockholder’s Equity (Deficit)	(10,723)

Total Liabilities and Stockholder’s Equity (Deficit)	$0

The accompanying notes are an integral part of these financial statements

EXCELLERANT, INC.

STATEMENT OF OPERATIONS

From May 30, 2019 to September 30,2019

Revenue	$-

General and administrative expenses	11,023
Net income (loss) from operations	(11,023)

Income (Loss) before taxes	(11,023)

Provision for taxes	-

Net income (loss)	$(11,023)

Loss per common share:
Basic and Diluted	$(0.00)

Weighted Average Number of Common Shares Outstanding:
Basic and Diluted	3,000,000

The accompanying notes are an integral part of these financial statements

EXCELLERANT, INC.

STATEMENT OF STOCKHOLDER EQUITY

	Common Stock		Additional Paid-in		Total Stockholder’s
	Shares	Amount	Capital	Deficit	Equity (Deficit)

May 30, 2019 Inception date	-	$-	$-	$-	$-

Shares issued for compensation at $0.0001 per share	3,000,000	300	-	-	300
Net loss for the year ended September 30, 2019	-	-	-	(11,023)	(11,023)
Balance, September 30, 2019	3,000,000	$300	$-	$(11,023)	$(10,723)

The accompanying notes are an integral part of these financial statements

EXCELLERANT, INC.

STATEMENT OF CASH FLOWS

From May 30, 2019 to September 30, 2019

Operating Activities
Net income (loss)	$(11,023)
Accounts payable	4,000
Accrued Expenses	4,500
Net cash provided operating activities	$(2,523)

Financing Activities
Director loan	$2,223
Capital Stock	300
Net cash provided by financing activities	$2,523

Net increase in cash and equivalents	-
Cash and equivalents at beginning of the period	-
Cash and equivalents at end of the period	$-

The accompanying notes are an integral part of these financial statements

EXCELLERANT, INC.

Notes to the audited financial statements

September 30, 2019

NOTE 1 - ORGANIZATION AND NATURE OF BUSINESS

Excellerant, Inc. was incorporated in the State of Nevada on May 30, 2019. Our company is planning to offer a broad range of health advisory and tour services: consulting services in the field of traditional and alternative medicine and medical technologies in China; helping our customers to choose a clinic for treatment; consulting customers and helping them to arrange the itinerary, by building a route, which includes clinics, hospitals and other medical institution; providing guide services to our potential clients. We also provide them with information concerning transportation, the cost of it, how it operates and what are the best medical institutions. We are going to provide our services both to legal entities and individuals.

Excellerant, Inc. is a start-up company and has had limited operations. To date we have been involved primarily in organizational activities. We do not have sufficient capital to commence operations. Any investment in the shares offered herein involves a high degree of risk. You should only purchase shares if you can afford the loss of your investment. Our independent registered public accountant has issued an audit opinion which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

We have never been a party to any bankruptcy, receivership or similar proceeding, nor have we undergone any material reclassification, merger, consolidation, purchase or sale of a significant amount of assets not in the ordinary course of business.

Our office location is 302 Yayun Ave, Panyu, Guangzhou, Guangdong 510000, China.

NOTE 2 - GOING CONCERN

The accompanying financial statements have been prepared in conformity with generally accepted accounting principles, which contemplate continuation of the Company as a going concern From May 30, 2019 (inception) until the date of this filing, we have had limited operating activities. Our financial statements from inception through September 30,2019 reports $nil cash and a net loss of $11,023. The president will continue to loan money to the company to cover expenses. Our independent registered public accounting firm has issued an audit opinion that includes a statement expressing substantial doubt as to our company’s ability to continue as a going concern.

NOTE 3 - SUMMARY OF SIGNIFCANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America. The Company’s year-end is September 30.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date the financial statements and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

As of September 30, 2019 we have yet to commence operations. As of the date of this Prospectus we have had only limited start-up operations and have not generated revenues.

Depreciation, Amortization, and Capitalization

The Company records depreciation and amortization when appropriate using straight-line balance method over the estimated useful life of the assets. We estimate that the useful life of PC is 5 years Expenditures for maintenance and repairs are charged to expense as incurred. Additions, major renewals and replacements that increase the property's useful life are capitalized. Property sold or retired, together with the related accumulated depreciation is removed from the appropriated accounts and the resultant gain or loss is included in net income.

Fair Value of Financial Instruments

AS topic 820 “Fair Value Measurements and Disclosures” establishes a three-tier fair value hierarchy, which prioritizes the inputs in measuring fair value. The hierarchy prioritizes the inputs into three levels based on the extent to which inputs used in measuring fair value are observable in the market.

These tiers include:

Level 1:	defined as observable inputs such as quoted prices in active markets;

Level 2:	defined as inputs other than quoted prices in active markets that are either directly or indirectly observable; and

Level 3:	defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions.

The carrying value of cash and the Company’s loan from shareholder approximates its fair value due to their short-term maturity.

Income Taxes

Income taxes are computed using the asset and liability method.  Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws.  A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Revenue Recognition

The Company recognizes revenue in accordance with Accounting Standards Codification No. 605, “Revenue Recognition” (“ASC-605”), ASC-605 requires that four basic criteria must be met before revenue can be recognized: (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured. Determination of criteria (3) and (4) are based on management’s judgments regarding the fixed nature of the selling prices of the products delivered and the collectability of those amounts. Provisions for discounts and rebates to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded. The Company will defer any revenue for which the product has not been delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required. As of September30, 2019 the Company has not generated any revenue.

Basic Income (Loss) Per Share

The Company computes income (loss) per share in accordance with FASB ASC 260 “Earnings per Share”. Basic loss per share is computed by dividing net income (loss) available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted income (loss) per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. As of September30, 2019 there were no potentially dilutive debt or equity instruments issued or outstanding.

Comprehensive Income

Comprehensive income is defined as all changes in stockholders’ equity (deficit), exclusive of transactions with owners, such as capital investments. Comprehensive income includes net income or loss, changes in certain assets and liabilities that are reported directly in equity such as translation adjustments on investments in foreign subsidiaries and unrealized gains (losses) on available-for-sale securities. As of September 30, 2019 were no differences between our comprehensive loss and net loss.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718.  To date, the Company has not adopted a stock option plan and has not granted any stock options.

Recent Accounting Pronouncements

We have reviewed all the recently issued, but not yet effective, accounting pronouncements and we do not believe any of these pronouncements will have a material impact on the Company.

NOTE 4 - LOAN FROM DIRECTOR

As of September 30, 2019, our sole director has loaned to the Company $2,223. This loan is unsecured, non-interest bearing and due on demand.

NOTE  5 - ACCOUNT PAYABLE TO RELATED PARTY

As of September 30, 2019, the only account payable for the company is to the director of the company for consulting services.

NOTE 6 - COMMON STOCK

The Company has 75,000,000, $0.0001 par value shares of common stock authorized.

There were 3,000,000 shares of common stock issued and outstanding as of September 30, 2019.

NOTE 7 - COMMITMENTS AND CONTINGENCIES

Our sole officer and director, Lasha Morbedadze, has agreed to provide his own premise under office needs. He will not take any fee for these premises, it is for free use.

NOTE 8 - SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10) the Company has analyzed its operations subsequent to September 30, 2019 to the date these financial statements were issued (October 30, 2019), and has determined that it does not have any material subsequent events to disclose in these financial statements.

PROSPECTUS

10,000,000 SHARES OF COMMON STOCK

Excellerant, Inc.

_______________

Dealer Prospectus Delivery Obligation

Until _____________ ___, 20___, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated costs (assuming all shares are sold) of this offering are as follows:

SEC Registration Fee	$12.12
Auditor Fees and Expenses	$4,500.00
Legal Fees and Expenses	$1,300.00
EDGAR fees	$1,000.00
Transfer Agent Fees	$1,000.00
TOTAL	$7,812.12

(1) All amounts are estimates, other than the SEC’s registration fee.

ITEM 14. INDEMNIFICATION OF DIRECTOR AND OFFICERS

Excellerant, Inc’s Bylaws allow for the indemnification of the officer and/or director in regards each such person carrying out the duties of his office. The Board of Directors will make determination regarding the indemnification of the director, officer or employee as is proper under the circumstances if he has met the applicable standard of conduct set forth under the Nevada Revised Statutes.

As to indemnification for liabilities arising under the Securities Act of 1933, as amended, for a director, officer and/or person controlling Excellerant, Inc., we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy and unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

Since inception, the Registrant has sold the following securities that were not registered under the Securities Act of 1933, as amended.

Name and Address	Date	Shares	Consideration
Lasha Morbedadze 302 Yayun Ave, Panyu, Guangzhou, Guangdong 510000, China	June 03,2019	3,000,000	$ 300.00

We issued the foregoing restricted shares of common stock to our sole officer and director pursuant to Section 4(2) of the Securities Act of 1933. He is a sophisticated investor, is our sole officer and director, and is in possession of all material information relating to us. Further, no commissions were paid to anyone in connection with the sale of the shares and general solicitation was not made to anyone.

ITEM 16. EXHIBITS

Exhibit
Number	Description of Exhibit

3.1	Articles of Incorporation(1)
3.2	ByLaws(1)
5.1	Opinion of Haddan & Zepfel LLP as to the legality of the securities being registered. (1)
10.1	Loan Agreement dated May 30, 2019(1)
10.2	Consulting Agreement dated June 1, 2019(1)
10.3	Service Agreement dated June 10, 2019(1)
10.4	Form of Subscription Agreement(1)
23.1	Consent of independent registered public accounting firm
23.2	Consent of counsel (included in Exhibit 5.1) (1)

(1) Previously filed with the Form S-1 on November 20, 2019.

ITEM 17. UNDERTAKINGS

The undersigned Registrant hereby undertakes:

1)To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

(i)Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) (§230.424(b) of this chapter) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2)That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4)That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

5)That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or our securities provided by or on behalf of the undersigned registrant; and

(iv)Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the 302 Yayun Ave, Panyu, Guangzhou, Guangdong 510000, China, December 30, 2019.

EXCELLERANT, INC.

By:	/s/ Lasha Morbedadze
	Name:	Lasha Morbedadze
	Title:	President, Treasurer and Secretary
(Principal Executive, Financial and Accounting Officer)

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Lasha Morbedadze
Lasha Morbedadze	President, Treasurer, Secretary and Director (Principal Executive, Financial and Accounting Officer)	December 30, 2019